TERMINATION AGREEMENT
                              ---------------------

     THIS  TERMINATION  AGREEMENT  (the  "Agreement")  is  made and entered into
                                          ---------
effective  as  of  January    ,  2005,  by  and  between  INTREPID  TECHNOLOGY &
                            --
RESOURCES,  INC.,  a  Idaho  corporation  (the  "Company"),  and CORNELL CAPITAL
                                                 -------
PARTNERS, LP, a Delaware limited partnership (the "Investor").
                                                   --------

                                    Recitals:
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     WHEREAS,  the  Company  and the Investor entered into a securities purchase agreement dated as of October 13, 2004 (the "Securities Purchase Agreement"); an
                                             -----------------------------
investor's registration rights agreement dated as of October 13, 2004 (the "Registration Rights Agreement"), secured convertible debentures dated October
 -------------------------------
13,  2004  and  December 28, 2004 (the "Convertible Debentures"), an irrevocable
                                        ----------------------
transfer  agent  instruction  dated  October 13, 2004 (the "Irrevocable Transfer
                                                            --------------------
Agent  Instruction"),  security  agreement dated October 13, 2004 (the "Security
------------------                                                      --------
Agreement")  and  an  escrow agreement dated as of October 13, 2004 (the "Escrow
---------                                                                 ------
Agreement").  (Collectively, the Securities Purchase Agreement, the Registration
---------
Rights Agreement, the Convertible Debentures, the Irrevocable Transfer Agent Instruction, the Security Agreement and the Escrow Agreement are referred to as the "Transaction Documents."
      ----------------------

     NOW, THEREFORE, in consideration of the promises and the mutual promises, conditions and covenants contained herein and in the Transaction Documents and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Termination.  Each  of  the parties to this Agreement hereby terminate
          -----------
          the Registration Rights Agreement and the respective rights and obligations contained therein. As a result of this provision, none of the parties shall have any rights or obligations under or with respect to the Registration Rights Agreement.

     2. Any reference to the Registration Rights Agreement in the Transaction Documents shall be deleted in its entirety.

     3. Except as provided hereinabove, all of the terms and conditions contained in the Transaction Documents shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the parties have signed and delivered this Termination Agreement on the date first set forth above.

                     [SIGNATURE BLOCK ON THE FOLLOWING PAGE]


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                                        INTREPID TECHNOLOGY & RESOURCES, INC.

                                        By:
                                           -------------------------------------
                                        Name:   Dr. Dennis D. Keiser
                                        Title:  President & CEO

                                        CORNELL CAPITAL PARTNERS, LP

                                        By:  Yorkville Advisors, LLC
                                        Its: General Partner

                                        By:
                                           -------------------------------------
                                        Name:   Mark A. Angelo
                                        Title:  Portfolio Manager


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